Exhibit 1.1

VectivBio Holding AG
(a Swiss stock corporation (Aktiengesellschaft))
[ ● ] Ordinary Shares
UNDERWRITING AGREEMENT
Dated: [ ● ], 2021

VectivBio Holdings AG
(a Swiss stock corporation (Aktiengesellschaft))
[ ● ] Ordinary Shares

UNDERWRITING AGREEMENT
[ ● ], 2021
BofA Securities, Inc.
SVB Leerink LLC
Credit Suisse Securities (USA) LLC
as Representatives of the several
Underwriters to be named in the
within-mentioned Underwriting Agreement
c/o BofA Securities, Inc.
One Bryant Park
New York, New York 10036
c/o SVB Leerink LLC
1301 6th Ave, New York, NY 10019
c/o Credit Suisse Securities (USA) LLC,
Eleven Madison Avenue
New York, New York 10010-3629
Ladies and Gentlemen:
VectivBio Holding AG, a Swiss stock corporation (Aktiengesellschaft) (the “Company”), confirms its agreement with BofA Securities, Inc. (“BofA”) ”), SVB Leerink LLC (“SVB Leerink”) and Credit Suisse Securities (USA) LLC (“Credit Suisse”) and each of the other Underwriters named in Schedule A hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 13 hereof), for whom BofA, SVB Leerink and Credit Suisse acting as representatives (in such capacity, the “Representatives”), with respect to (i) the issuance and sale by the Company and the subscription and purchase by the Underwriters, acting severally and not jointly, of the respective numbers of registered ordinary shares, nominal value CHF [ ● ] per share, of the Company (“Ordinary Shares”) set forth in Schedule A hereto and (ii) the grant by the Company to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to subscribe for and purchase all or any part of [ ● ] additional Ordinary Shares. The aforesaid [ ● ] Ordinary Shares (the “Initial Securities”) to be purchased by the Underwriters and all or any part of the [ ● ] Ordinary Shares subject to the option described in Section 2(b) hereof (the “Option Securities”) are herein called, collectively, the “Securities.”
The Company understands that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after this Agreement has been executed and delivered.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form F 1 (No. 333-[ ● ]), including the related preliminary prospectus or prospectuses, covering the registration of the sale of the Securities under the Securities Act of 1933, as amended (the “1933 Act”). Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus in accordance with the provisions of Rule 430A (“Rule 430A”) of the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”) and Rule 424(b) (“Rule 424(b)”) of the 1933 Act Regulations. The information included in such prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective pursuant to Rule 430A(b) is herein called the “Rule 430A Information.” Such registration statement, including the amendments thereto, the exhibits thereto and any schedules thereto, at the time it became effective, and including the Rule 430A Information, is herein called the “Registration Statement.” Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein called the “Rule 462(b) Registration Statement” and, after such filing, the term “Registration Statement” shall include the Rule 462(b) Registration Statement. Each prospectus used prior to the effectiveness of the Registration Statement, and each prospectus that omitted the Rule 430A Information that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a “preliminary prospectus.” The final prospectus, in the form first furnished to the Underwriters for use in connection with the offering of the Securities, is herein called the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system or any successor system (“EDGAR”).
As used in this Agreement:
“Applicable Time” means [ ● ]:00 [P./A.M.], New York City time, on [ ● ], 2021, or such other time as agreed by the Company and the Representatives.
“General Disclosure Package” means any Issuer General Use Free Writing Prospectuses issued at or prior to the Applicable Time, the most recent preliminary prospectus that is distributed to investors prior to the Applicable Time and the information included on Schedule B-1 hereto, all considered together.
“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), including without limitation any “free writing prospectus” (as defined in Rule 405 of the 1933 Act Regulations (“Rule 405”)) relating to the Securities that is (i) required to be filed with the Commission by the Company, (ii) a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).
“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors (other than a “bona fide electronic road show,” as defined in Rule 433 (the “Bona Fide Electronic Road Show”)), as evidenced by its being specified in Schedule B-2 hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.
“Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the 1933 Act.
“Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the 1933 Act.
SECTION 1.    Representations and Warranties.
(a)    Representations and Warranties by the Company. The Company represents and warrants to each Underwriter as of the date hereof, the Applicable Time, the Closing Time (as defined below) and the Date of Delivery (as defined below), and agrees with each Underwriter, as follows:
(i)    Registration Statement and Prospectuses. Each of the Registration Statement and any amendment thereto has become effective under the 1933 Act. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated. The Company has complied with each request (if any) from the Commission for additional information.
Each of the Registration Statement and any post-effective amendment thereto, at the time it became effective, the Applicable Time, the Closing Time and the Date of Delivery complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations. Each preliminary prospectus, the Prospectus and any amendment or supplement thereto, at the time each was filed with the Commission, and, in each case, at the Applicable Time, the Closing Time and the Date of Delivery complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations. Each preliminary prospectus delivered to the Underwriters for use in connection with this offering and the Prospectus was or will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.
(ii)    Accurate Disclosure. Neither the Registration Statement nor any amendment thereto, at its effective time, on the date hereof, at the Closing Time or at the Date of Delivery, contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. At the Applicable Time and the Date of Delivery, none of (A) the General Disclosure Package, (B) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package and (C) and individual Written Testing-the-Waters Communication, when considered together with the General Disclosure Package, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Neither the Prospectus nor any amendment or supplement thereto, as of its issue date, at the time of any filing with the Commission pursuant to Rule 424(b), at the Closing Time or at the Date of Delivery, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement (or any amendment thereto), the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein. For purposes of this Agreement, the only information so furnished shall be [ ● ] in each case contained in the Prospectus (collectively, the “Underwriter Information”).
(iii)    Issuer Free Writing Prospectuses. No Issuer Free Writing Prospectus conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified. The Company has made available a Bona Fide Electronic Road Show in compliance with Rule 433(d)(8)(ii) such that no filing of any “road show” (as defined in Rule 433(h)) is required in connection with the offering of the Securities.
(iv)    Testing-the-Waters Materials. The Company (A) has not engaged in any Testing-the-Waters Communication other than Testing-the-Waters Communications with the consent of the Representatives with entities that are qualified institutional buyers within the meaning of Rule 144A under the 1933 Act or institutions that are accredited investors within the meaning of Rule 501 under the 1933 Act and (B) has not authorized anyone other than the Representatives to engage in Testing-the-Waters Communications. The Company reconfirms that the Representatives have been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed any Written Testing-the-Waters Communications other than those listed on Schedule D hereto.
(v)    Company Not Ineligible Issuer. At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Securities and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer.
(vi)    Emerging Growth Company Status. From the time of the initial confidential submission of the Registration Statement to the Commission (or, if earlier, the first date on which the Company engaged directly or through any Person authorized to act on its behalf in any Testing-the-Waters Communication) through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the 1933 Act (an “Emerging Growth Company”).
(vii)    Independent Accountants. Ernst & Young AG which has certified the financial statements and supporting schedules included in the Registration Statement, the General Disclosure Package and the Prospectus is an independent registered public accounting firm as required by the 1933 Act, the 1933 Act Regulations and the Public Company Accounting Oversight Board.

(viii)    Financial Statements; Non-IFRS Financial Measures. The financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly the financial position of the Company and its consolidated Subsidiaries at the dates indicated and the statement of operations, shareholders’ equity and cash flows of the Company and its consolidated Subsidiaries for the periods specified; said financial statements have been prepared in conformity with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board applied on a consistent basis throughout the periods involved. The supporting schedules, if any, present fairly in all material respects in accordance with IFRS the information required to be stated therein. The selected financial data and the summary financial information included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included therein. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included in the Registration Statement, the General Disclosure Package or the Prospectus under the 1933 Act or the 1933 Act Regulations. All disclosures contained in the Registration Statement, the General Disclosure Package or the Prospectus regarding non-IFRS financial measures would comply with Regulation G of the 1934 Act and Item 10 of Regulation S-K of the 1933 Act, to the extent applicable if such disclosures were “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission).
(ix)    No Material Adverse Change in Business. Except as otherwise stated therein, since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company or any of its Subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its Subsidiaries considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its shares.
(x)    Good Standing of the Company. The Company has been duly incorporated and is validly existing as a corporation in good standing (to the extent this concept applies) under the laws of Switzerland and has requisite corporate power and authority to own, lease and operate its properties and conduct its business as now conducted and as described in the Registration Statement, the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing (to the extent this concept applies) or other equivalent local law status (if any), as applicable, in each jurisdiction where the ownership or leasing of its properties or the conduct of business requires such qualification, except where the failure to be so qualified or in good standing or other equivalent local law status (if any), as applicable, would not result in a Material Adverse Effect.
(xi)    Good Standing of Subsidiaries. Each subsidiary of the Company listed on Schedule E hereto (each, a “Subsidiary” and, collectively, the “Subsidiaries”), which Schedule E represents all of the direct and indirect subsidiaries of the Company, has been duly incorporated or organized, as applicable, and is validly existing and in good standing (to the extent this concept applies) or other equivalent local law status (if any), as applicable, under the laws of the jurisdiction of its incorporation or organization, has requisite corporate or similar power and authority to own, lease and operate its properties and conduct its business as now conducted and as described in the Registration Statement, the General Disclosure Package and the Prospectus and is duly qualified to transact business and is in good standing (to the extent this concept applies) or other equivalent local law status (if any), as applicable, in each jurisdiction where the ownership or leasing of its properties or the conduct of business requires such qualification, except where the failure to be so qualified or in good standing, or other equivalent local law status (if any), as applicable, would not result in a Material Adverse Effect. Except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, all of the issued and outstanding shares of each Subsidiary have been duly authorized and validly issued, are fully paid and non-assessable and are owned by the Company, directly or through Subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. None of the outstanding shares of any Subsidiary were issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary. The only Subsidiaries of the Company as of the completion of the offering are the Subsidiaries listed on Exhibit 21 to the Registration Statement.
(xii)    No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Company or any of its Subsidiaries, on the one hand, and the directors, officers, shareholders, customers, suppliers or other affiliates of the Company or any of its Subsidiaries, on the other, that is required by the Securities Act to be described in each of the Registration Statement and the Prospectus and that is not so described in such documents and in the General Disclosure Package.
(xiii)    Capitalization. All of the issued and outstanding shares of the Company issued as at the date hereof are as set forth in the Registration Statement, the General Disclosure Package and the Prospectus in the column entitled “Actual” under the caption “Capitalization” (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or equity incentive plans referred to in the Registration Statement, the General Disclosure Package and the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Registration Statement, the General Disclosure Package and the Prospectus). All of the issued shares of the Company have been duly authorized and validly issued in compliance with Swiss law and are fully paid and non-assessable. None of the issued shares of the Company were issued in violation of the preemptive or other similar rights of any securityholder of the Company.
(xiv)    Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.
(xv)    Authorization and Description of Securities. The Securities to be subscribed and purchased by the Underwriters from the Company will have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement at the Closing Time or the Date of Delivery, as applicable, and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued in compliance with Swiss law and fully paid and non-assessable; and the statutory preemptive rights of the existing shareholders of the Company with respect to the issuance of the Securities will have been validly set aside or waived. The Securities conform to all statements relating thereto contained in the Registration Statement, the General Disclosure Package and the Prospectus and such description conforms [in all material respects] to the rights set forth in the instruments defining the same. No holder of Securities will be subject to personal liability solely by reason of being such a holder.

(xvi)    Registration Rights. There are no persons with registration rights or other similar rights to have any securities registered for sale pursuant to the Registration Statement or otherwise registered for sale or sold by the Company under the 1933 Act pursuant to this Agreement, other than those rights that have been disclosed in the Registration Statement, the General Disclosure Package and the Prospectus and have been satisfied or waived.
(xvii)    Absence of Violations, Defaults and Conflicts. Neither the Company nor any of its Subsidiaries is (A) in violation of its articles of association (or similar organizational document), in force as at the date hereof or as expected to be in force immediately following the offering (B) in breach, default or violation of any of the terms or provisions of any agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument, as applicable, to which the Company or any of its Subsidiaries is a party, or to which any of their respective properties or assets are subject (collectively, “Agreements and Instruments”), or (C) in violation of any applicable law, statute, rule, regulation, judgment, order, writ or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over the Company or any of its Subsidiaries or any of their respective properties, assets or operations (each, a “Governmental Entity”), except, in the case of (B) and (C), for any such violation which would not, individually or in the aggregate, result in a Material Adverse Effect. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the Registration Statement, the General Disclosure Package and the Prospectus (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described therein under the caption “Use of Proceeds”) and compliance by the Company with its obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or any of its Subsidiaries pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not, individually or in the aggregate, result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the articles of association or similar organizational document of the Company or any of its Subsidiaries or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any Governmental Entity. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its Subsidiaries.
(xviii)    Absence of Labor Dispute. To the knowledge of the Company, there is no strike, labor dispute, slowdown or work stoppage by the employees of any of its or any Subsidiary’s principal suppliers, manufacturers or contractors that is existing or imminent, which, in either case, would result in a Material Adverse Effect.
(xix)    Absence of Proceedings. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding, inquiry or investigation before or brought by any Governmental Entity (including, without limitation, the U.S. Food and Drug Administration (the “FDA”), the Department of Justice (“DOJ”) or the European Medicines Agency (“EMA”)) now pending or, to the knowledge of the Company, threatened, against or affecting the Company or any of its Subsidiaries, which might result in a Material Adverse Effect, or which might materially and adversely affect their respective properties or assets or the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder; and the aggregate of all pending legal or governmental proceedings to which the Company or any such Subsidiary is a party, as applicable, or of which any of their respective properties or assets is the subject which are not described in the Registration Statement, the General Disclosure Package and the Prospectus, could not result in a Material Adverse Effect.
(xx)    Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement, the General Disclosure Package or the Prospectus or to be filed as exhibits to the Registration Statement which have not been so described and filed as required.
(xxi)    Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Entity is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except (A) such as have been already obtained or as may be required under the 1933 Act, the 1933 Act Regulations, the rules of the Nasdaq Global Market, state securities laws or the rules of FINRA and (B) the filing and registration of the Initial Capital Increase (as defined in Section 3(a)(i)) and the Option Capital Increase (as defined in Section 4(b)(i)), if any, in the Commercial Register of the Canton of Basel-Stadt.
(xxii)    Possession of Licenses and Permits. Each of the Company and its Subsidiaries possess such licenses, permits, exemptions, clearances, registrations, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate Governmental Entities (including, without limitation, the FDA or the EMA) necessary to conduct the business now operated by them, except where the failure so to possess would not, individually or in the aggregate, result in a Material Adverse Effect. To the knowledge of the Company and its Subsidiaries, each of the Company and its Subsidiaries are and have been in compliance with the terms and conditions of all Governmental Licenses, except where the failure so to comply would not, individually or in the aggregate, result in a Material Adverse Effect. All of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, individually or in the aggregate, result in a Material Adverse Effect. The Company and its Subsidiaries have fulfilled and performed all of their material obligations with respect to such Governmental Licenses, and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such Governmental Licenses. Neither the Company nor any of its Subsidiaries has received any notice of proceedings relating to the revocation or modification of any Governmental Licenses which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.
(xxiii)    Title to Property. Each of the Company and its Subsidiaries has good and marketable title to all real property owned by them and good title to all other properties owned by them, as applicable, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (A) are described in the Registration Statement, the General Disclosure Package and the Prospectus or (B) do not,

individually or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its Subsidiaries; and all of the leases and subleases, as applicable, material to the business of the Company and its Subsidiaries, considered as one enterprise, and under which the Company or any of its Subsidiaries holds properties described in the Registration Statement, the General Disclosure Package or the Prospectus, are in full force and effect, and to the knowledge of the Company or any of its Subsidiaries, neither the Company nor any such Subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any such Subsidiary under any of the material leases or subleases mentioned above, or affecting or questioning the rights of the Company or such Subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.
(xxiv)    Possession of Intellectual Property. The Company and its Subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, trademarks, service marks, trade names, copyrights, (including all applications and registrations relating to any of the foregoing), inventions, licenses, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), or other intellectual property described in the Registration Statement, the General Disclosure Package and the Prospectus as being owned or licensed by the Company or its Subsidiaries or which are necessary for the conduct of the Company’s business as currently conducted or as currently proposed to be conducted as described in the Registration Statement, the General Disclosure Package and the Prospectus (collectively, “Intellectual Property”). To the Company’s knowledge (i) there are no unreleased liens or security interests which have been filed against any of the Intellectual Property owned by the Company; (ii) there are no third parties who have rights to any Intellectual Property, except for customary reversionary rights of third-party licensors with respect to Intellectual Property that is disclosed in the Registration Statement, General Disclosure Package and Prospectus as licensed to the Company, and the Company has taken all reasonable steps necessary to secure its interests in the Intellectual Property from its employees and contractors; (iii) there is no infringement, misappropriation or violation by third parties of any Intellectual Property; (iv) the Company is not infringing, misappropriating or violating the intellectual property rights of third parties; (v) the Company is the sole owner of the Intellectual Property owned by it and has the valid right to use such Intellectual Property; and (vi) no employee of the Company is in or has been in violation of any term of any employment contract, patent disclosure agreement, invention assignment agreement, non-competition agreement, non-solicitation agreement, nondisclosure agreement or any restrictive covenant to or with a former employer where the basis of such violation relates to such employee’s employment with the Company. There is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others: (A) challenging the Company’s rights in or to any Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such action, suit, proceeding or claim; (B) challenging the validity, enforceability or scope of any Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such action, suit, proceeding or claim; or (C) asserting that either the Company infringes or otherwise violates, or would, upon the commercialization of any product described in the Registration Statement, General Disclosure Package, and Prospectus as under development, infringe, misappropriate or violate, any patent, trademark, trade name, service name, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any facts which would form a reasonable basis for any such action, suit, proceeding or claim. To the knowledge of the Company, the Company has complied with the terms of each agreement pursuant to which

Intellectual Property has been licensed to the Company, and all such agreements are in full force and effect.
(xxv)    Environmental Laws. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus or would not, individually or in the aggregate, result in a Material Adverse Effect, (A) to the knowledge of the Company, neither the Company nor any of its Subsidiaries is in violation of any applicable federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and its Subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating to any Environmental Law against the Company or any of its Subsidiaries and (D) to the knowledge of the Company, there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or Governmental Entity, against or affecting the Company or any of its Subsidiaries relating to Hazardous Materials or any Environmental Laws.
(xxvi)    Accounting Controls. The Company and its Subsidiaries, on a consolidated basis, maintain effective internal control over financial reporting (as defined under Rule 13-a15 and 15d-15 under the 1934 Act Regulations) and a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of consolidated financial statements in conformity with IFRS and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (1) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (2) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.
(xxvii)    Compliance with the Sarbanes-Oxley Act. The Company has taken all necessary actions to ensure that, upon the effectiveness of the Registration Statement, it will be in compliance with all provisions of the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated thereunder or implementing the provisions thereof (the “Sarbanes-Oxley Act”) that are then in effect and with which the Company is required to comply as of the effectiveness of the Registration Statement, and is actively taking steps to ensure that it will be in compliance with all other applicable provisions of the Sarbanes-Oxley Act not currently in effect, upon the effectiveness of such provisions, or which will become applicable to the Company at all times after the effectiveness of the Registration Statement.
(xxviii)     Payment of Taxes. [The Company and its Subsidiaries have filed all tax returns that are required to have been filed by them pursuant to applicable foreign, state, local or other law except insofar as the failure to file such returns would not result in a Material Adverse Effect, and has paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company and its Subsidiaries, except (i) for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been established by the Company or (ii) =insofar as the failure to pay such taxes would not result in a Material Adverse Effect. The charges, accruals and reserves on the books of the Company in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not result in a Material Adverse Effect.]
(xxix)    Insurance. The Company and its Subsidiaries carry or are entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks as is generally maintained by companies of established repute engaged in the same or similar business, and all such insurance is in full force and effect. The Company has no reason to believe that it or any of its Subsidiaries will not be able (A) to renew its existing insurance coverage as and when such policies expire or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Effect. Neither of the Company nor any of its Subsidiaries has been denied any insurance coverage which it has sought or for which it has applied.
(xxx)    Fair Summary. The statements set forth in the Registration Statement, the General Disclosure Package and the Prospectus (i) under the caption “[Description of Share Capital and Articles of Association]”, insofar as they purport to constitute a summary of the terms of the Securities or insofar as they purport to describe the provisions of the laws and documents referred to therein, and (ii) under the caption “Material U.S. Federal Tax Considerations for U.S. Holders”, insofar as such statements purport to summarize provisions of U.S. federal income tax laws and legal conclusions with respect thereto, fairly present, to the extent required by the Securities Act, in all material respects, such provisions and legal conclusions.
(xxxi)    Investment Company Act. The Company is not required, and after giving effect to the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Registration Statement, the General Disclosure Package and the Prospectus will not be required, to register as an “investment company” under the Investment Company Act of 1940, as amended (the “1940 Act”).
(xxxii)    Absence of Manipulation. Neither the Company nor, to the knowledge of the Company, any affiliate of the Company has taken, nor will the Company or any affiliate take, directly or indirectly, any action which is designed, or would be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or to result in a violation of Regulation M under the 1934 Act; provided however that any such stabilization or manipulation of the price of the Securities by the Underwriters in connection with the transactions contemplated by this Agreement shall be allowed, as applicable.

(xxxiii)    Foreign Corrupt Practices Act. None of the Company, any of its Subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its Subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.
(xxxiv)     Money Laundering Laws. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of the jurisdictions where the Company or any of its Subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any Governmental Entity involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.
(xxxv)    OFAC. None of the Company, any of its Subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or representative of the Company or any of its Subsidiaries is an individual or entity (“Person”) currently the subject or target of any sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”), the Swiss State Secretariat of Economic Affairs (“SECO”), the Swiss Directorate of International Law (“DIL”) or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company located, organized or resident in a country or territory that is the subject of Sanctions; and the Company will not directly or indirectly use the proceeds of the sale of the Securities, or lend, contribute or otherwise make available such proceeds to any Subsidiaries, joint venture partners or other Person, to fund any activities of or business with any Person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions prohibiting such funding or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.
(xxxvi)    Lending Relationship. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company (i) does not have any material lending or other relationship with any bank or lending affiliate of any Underwriter and (ii) does not intend to use any of the proceeds from the sale of the Securities to repay any outstanding debt owed to any affiliate of any Underwriter.

(xxxvii)    Statistical and Market-Related Data. The statistical and market-related data or third-party studies included or cited in the Registration Statement, the General Disclosure Package or the Prospectus are based on or derived from sources which the Company believes, after reasonable inquiry, to be reliable and accurate and, to the extent required, the Company has obtained the written consent to the use of such data or citations from such sources.
(xxxviii)    Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) included in the Registration Statement, the General Disclosure Package or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.
(xxxix)     Cybersecurity. (A) To the knowledge of the Company, there has been no material security breach or incident, including any unauthorized access to or disclosure, or other compromise of the confidentiality, integrity or availability of the Company’s or its Subsidiaries’ information technology and computer systems, networks, hardware, software, data and databases (including the data and information of their respective employees, suppliers, vendors and any third party data maintained, processed or stored by the Company and its Subsidiaries, and any such data processed or stored by third parties on behalf of the Company and its Subsidiaries), equipment or technology (collectively, “IT Systems and Data”); (B) neither the Company nor its Subsidiaries have been notified of, and each of them have no knowledge of any event or condition that would reasonably be expected to result in any security breach or incident described in the preceding clause (A); and (C) the Company and its Subsidiaries have implemented commercially reasonable controls, policies, procedures, and technological safeguards designed to maintain and protect the integrity, continuous operation, redundancy and security of their IT Systems and Data, including as required by applicable regulatory standards. The Company and its Subsidiaries are presently in compliance with all (i) applicable laws or statutes, (ii) judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, (iii) internal policies of the Company or its Subsidiaries and (iv) contractual obligations of the Company or its Subsidiaries relating to the privacy and security of IT Systems and Data, except, in each case, where the failure to be in compliance would not reasonably be expected to have a Material Adverse Effect.
(xl)    Regulatory Compliance. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, each of the Company and its Subsidiaries: (i) has operated and currently operates its business in compliance in all material respects with applicable provisions of the Health Care Laws (as defined below) of the FDA, the Department of Health and Human Services (“HHS”) and any comparable foreign or other regulatory authority or Governmental Entity to which they are subject, in Europe or elsewhere (collectively, the “Applicable Regulatory Authorities”); (ii) has not received any FDA Form 483, written notice of adverse finding, warning letter, untitled letter or other correspondence or written notice from any court or arbitrator or governmental or regulatory authority alleging or asserting non-compliance with (A) any Health Care Laws or (B) any licenses, certificates, approvals, clearances, exemptions, authorizations, permits and supplements or amendments thereto required by any such Health Care Laws (“Regulatory Authorizations”); (iii) possesses all Regulatory Authorizations required to conduct its business as currently conducted, except where the failure to possess the same would not, individually or in the aggregate, have a Material Adverse Effect, and such Regulatory Authorizations are valid and in full force and effect and neither the Company nor any of its Subsidiaries are in violation, in any material respect, of any term of any such Regulatory Authorizations; (iv) has not received written notice of any claim, action, suit, audit, survey, proceeding, hearing, enforcement, investigation, arbitration or other action from the Applicable Regulatory Authorities or any other third party alleging that any product of the Company is in material violation of any Health Care Laws or Regulatory Authorizations and has no knowledge that the Applicable Regulatory Authorities or any other third party is considering any such claim, litigation, arbitration, action, suit, investigation or proceeding; (v) has not received written notice that any of the Applicable Regulatory Authorities has taken, is taking or intends to take action to limit, suspend, modify or revoke any material Regulatory Authorizations and has no knowledge that any of the Applicable Regulatory Authorities is considering such action; (vi) has filed, obtained, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Health Care Laws or Regulatory Authorizations and that all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were materially complete and correct on the date filed (or were materially corrected or supplemented by a subsequent submission); (vii) is not a party to or have any ongoing reporting obligations pursuant to any corporate integrity agreements, deferred or non-prosecution agreements, monitoring agreements, consent decrees, settlement orders, plans of correction or similar agreements with or imposed by any Applicable Regulatory Authority; and (viii) along with its employees, officers and directors has not been excluded, suspended or debarred from participation in any government health care program or human clinical research or, to the knowledge of the Company, is subject to a governmental inquiry, investigation, proceeding, or other similar action that could reasonably be expected to result in debarment, suspension or exclusion. The term “Health Care Laws” means Title XVIII of the Social Security Act, 42 U.S.C. §§ 1395-1395hhh (the Medicare statute); Title XIX of the Social Security Act, 42 U.S.C. §§ 1396-1396v (the Medicaid statute); the Federal Anti-Kickback Statute, 42 U.S.C. § 1320a-7b(b); the civil False Claims Act, 31 U.S.C. §§ 3729 et seq.; the criminal False Claims Act, 42 U.S.C. 1320a-7b(a); any criminal laws relating to health care fraud and abuse, including but not limited to 18 U.S.C. Sections 286, 287, 1001, 1035, 1347 and 1349, and the health care fraud criminal provisions under the Health Insurance Portability and Accountability Act of 1996, 42 U.S.C. §§ 1320d et seq. (“HIPAA”); the Civil Monetary Penalties Law, 42 U.S.C. §§ 1320a-7a and 1320a-7b; the Physician Payments Sunshine Act, 42 U.S.C. § 1320a-7h; the Exclusion Laws, 42 U.S.C. § 1320a-7; HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act, 42 U.S.C. §§ 17921 et seq.; the Federal Food, Drug, and Cosmetic Act, 21 U.S.C. §§ 301 et seq.; and the Public Health Service Act, 42 U.S.C. §§ 201 et seq.; each as amended, and the regulations promulgated pursuant to such laws; and any similar foreign, federal, state and local laws and regulations in Europe or elsewhere.
(xli)    Studies, Tests and Trials. None of the Company’s product candidates have received marketing approval or licensure from any Applicable Regulatory Authority. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, all clinical and pre-clinical studies and trials sponsored or conducted by or on behalf of the Company or its Subsidiaries, or in which the Company or its Subsidiaries has participated with respect to the Company’s product candidates, including without limitation, any such studies and trials that are described in the Registration Statement, General Disclosure Package and the Prospectus, or the results of which are referred to in the Registration Statement, General Disclosure Package and the Prospectus, as applicable (collectively, “Company Trials”), were, and if still pending are, to the Company's knowledge, being conducted in all material respects in accordance with the Health Care Laws, including, without limitation, current Good Clinical Practices and Good Laboratory Practices, and in keeping with standard medical and scientific research procedures and any applicable rules, regulations and policies of the jurisdiction in which such trials and studies are being conducted; the descriptions in the Registration Statement, General Disclosure Package and the Prospectus of the structure and results of any Company Trials are accurate and complete descriptions in all material respects and fairly present the data derived therefrom; the Company has no knowledge of any other studies or trials not described in the Registration Statement, General Disclosure Package and the Prospectus, the results of which are inconsistent with or call into question the results described or referred to in the Registration Statement, General Disclosure Package and the Prospectus; the Company and each of its Subsidiaries have not received, any written notices, correspondence or other communications from the Applicable Regulatory Authorities or any other governmental entity requiring or threatening the termination, material modification or suspension of Company Trials that are described in the Registration Statement, the General Disclosure Package and the Prospectus or the results of which are referred to in the Registration Statement, the General Disclosure Package and the Prospectus, other than ordinary course communications with respect to modifications in connection with the design and implementation of such studies or trials, and, to the Company’s knowledge, there are no reasonable grounds for the same. No investigational new drug application or comparable submission filed by or on behalf of the Company or any of its Subsidiaries has been terminated or suspended by the FDA or any other Applicable Regulatory Authority. The Company has obtained (or caused to be obtained) informed consent by or on behalf of each human subject who participated in a Company Trial. In using or disclosing patient information received by the Company or any of its Subsidiaries in connection with a Company Trial, the Company or such subsidiary has complied in all material respects with all applicable laws and regulatory rules or requirements, including, without limitation, HIPAA and the rules and regulations thereunder and any similar foreign laws and regulations in Europe or elsewhere. To the Company’s knowledge, none of the Company Trials involved any investigator who has been disqualified as a clinical investigator or has been found by the FDA or any other Applicable Regulatory Authority to have engaged in scientific misconduct.
(xlii)    Manufacturing and Suppliers. To the Company’s knowledge, the manufacturing facilities and operations of its suppliers are operated in compliance with all applicable statutes, rules, regulations and policies of the Applicable Regulatory Authorities, including, without limitation, the Health Care Laws, except for such non-compliance that would not, singly or in the aggregate reasonably be expected to result in a Material Adverse Effect.
(xliii)    ERISA Compliance. (i) Any “Employee Benefit Plan” (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) for which the Company or its ERISA Affiliates (as defined below) would have any liability (each, a “Plan”) has complied in all material respects with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to, ERISA and the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the “Code”), (ii) no Plan is subject to Section 412 of the Code or Section 302 or Title IV of ERISA , (iii) neither the Company nor any of its ERISA Affiliates has incurred or reasonably expects to incur any obligation or liability under (A) Title IV of ERISA with respect to termination of, or withdrawal from, any Plan, (B) Sections 412 and 430, 4971, 4975 or 4980B of the Code or (C) Sections 302 and 303, 406, 4063 and 4064 of ERISA, (iv) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan, excluding transactions effected pursuant to a statutory or administrative exemption, (v) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification, (vi) there is no pending audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other governmental agency or any foreign regulatory agency with respect to any Plan that could reasonably be expected to result in liability to the Company, (vii) there has not occurred, nor is there reasonably likely to occur, a material increase in the aggregate amount of contributions required to be made to all Plans by the Company or any of its Subsidiaries in the current fiscal year of the Company and its Subsidiaries compared to the amount of such contributions made in the Company’s and its Subsidiaries’ most recently completed fiscal year, and (viii) the Company does not have any “accumulated postretirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106). “ERISA Affiliate” means, with respect to the Company, any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Code of which the Company is a member.
(xliv)    FPI Status. The Company is a “foreign private issuer” as defined in Rule 405 of the Securities Act.
(xlv)    PFIC Status. Based on the nature of the Company’s income and the estimated value and composition of the Company’s assets, the Company’s Subsidiaries, the Company does not believe that it was a “passive foreign investment company” (“PFIC”) for U.S. federal income tax purposes for its taxable year ended December 31, 2020.
(xlvi)    Stamp Taxes. [Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus,] no stamp duties or other issuance or transfer taxes are payable by or on behalf of the Underwriters in Switzerland or any political subdivision or taxing authority thereof solely in connection with (A) the execution, delivery and performance of this Agreement, (B) the issuance and delivery of the Securities in the manner contemplated by this Agreement and by the Registration Statement, the General Disclosure Package and the Prospectus or (C) the sale and delivery by the Underwriters of the Securities as contemplated herein and in the Registration Statement, the General Disclosure Package and the Prospectus.
(xlvii)    Payments in Foreign Currency. [Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus,] (i) all dividends and other distributions declared and payable on the Securities may under current laws and regulations of Switzerland be paid by the Company to the holder thereof in Swiss franc that may be converted into foreign currency and, except for certain restrictions with respect to national and international sanctions relating to certain countries, freely transferred out of Switzerland, and (ii) all such payments made to holders thereof or therein who are non-residents of Switzerland will not be subject to income or withholding taxes under laws and regulations of Switzerland or any political subdivision or taxing authority thereof or therein and will otherwise be free and clear of any other tax, duty, withholding or deduction in Switzerland or any political subdivision or taxing authority thereof or therein and without the necessity of obtaining any governmental authorization in Switzerland or any political subdivision or taxing authority thereof or therein.
(xlviii)    Submission to Jurisdiction. The Company has the power to submit, and pursuant to Section 19 of this Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each United States federal court and New York state court located in the Borough of Manhattan, in the City of New York, New York, U.S.A. (each, a “New York Court”), and the Company has the power to designate, appoint and authorize, and pursuant to Section 19 of this Agreement, has legally, validly, effectively and irrevocably designated, appointed and authorized an agent for service of process in any action arising out of or relating to this Agreement or the issuance and sale of the Securities contemplated hereby in any New York Court, and service of process effected on such authorized agent will be effective to confer valid personal jurisdiction over the Company as provided in Section 19 hereof.
(xlix)    No Immunity. Except as provided by laws or statutes generally applicable to transactions of the type described in this Agreement, neither the Company nor any of its respective properties, assets or revenues has any right of immunity under Swiss, New York or United States law, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any Swiss, New York or United States federal court, from service of process, attachment upon or prior judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement. To the extent that the Company or any of its respective properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings may at any time be commenced, the Company waives or will waive such right to the extent permitted by law and has consented to such relief and enforcement as provided in Section 19 of this Agreement.
(l)    Enforcement of Foreign Judgments. Any final judgment for a fixed or determined sum of money rendered by any U.S. federal or New York state court located in the State of New York having jurisdiction under its own laws in respect of any suit, action or proceeding against the Company based upon this Agreement would be recognized by the courts of Switzerland, without reconsideration or reexamination of the merits, subject to the restrictions described under the caption “Enforcement of Civil Liabilities” in the Registration Statement, the General Disclosure Package and the Prospectus, and the applicable bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors and secured parties in general.
(li)    Valid Choice of Law. The choice of laws of the State of New York as the governing law of this Agreement is a valid choice of law under the laws of Switzerland and will be honored by the courts of Switzerland, subject to the restrictions described under the caption “Enforcement of Civil Liabilities” in the Registration Statement, the General Disclosure Package and the Prospectus.
(lii)    Proper Form Under Swiss Law. This Agreement is in proper form under the laws of Switzerland for the enforcement thereof against the Company, and to ensure the legality, validity, enforceability or admissibility into evidence in Switzerland of this Agreement.
(liii)    No Further Actions. It is not necessary under the laws of Switzerland (i) to enable the Underwriters to enforce their rights under this Agreement, to enable any holder of Securities to enforce their respective rights thereunder, provided that they are not otherwise engaged in business in Switzerland or (ii) solely by reason of the execution, delivery or consummation of this Agreement for any of the Underwriters or any holder of Securities of the Company to be qualified or entitled to carry out business in Switzerland.
(liv)    Indemnification and Contribution. The indemnification provisions set forth in Section 8 hereof and contribution provisions set forth in Section 9 hereof do not contravene mandatory Swiss law or public policy.

(lv)    Legality. The legality, validity, enforceability or admissibility into evidence of any of the Registration Statement, the General Disclosure Package, the Prospectus, this Agreement or the Securities in any jurisdiction in which the Company is organized or does business is not dependent upon such document being submitted into, filed or recorded with any court or other authority in any such jurisdiction on or before the date hereof or that any tax, imposition or charge be paid in any such jurisdiction on or in respect of any such document.
(lvi)    Legal Action. A holder of the Securities and each Underwriter are each entitled to sue as plaintiff in the court of the jurisdiction of incorporation and domicile of the Company for the enforcement of their respective rights under this Agreement and the Securities and such access to such courts will not be subject to any conditions which are not applicable to residents of such jurisdiction or a company incorporated in such jurisdiction except that plaintiffs not residing in Switzerland may be required to guarantee payment of a possible order for payment of costs or damages at the request of the defendant.
(lvii)    No Ratings. There are (and prior to the Closing Time, will be) no debt securities, convertible securities or preferred shares issued or guaranteed by the Company or any of its Subsidiaries that are rated by a “nationally recognized statistical rating organization”, as such term is defined in Section 3(a)(62) under the Exchange Act.
(lviii)    No Broker’s Fees. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, neither the Company nor any of its Subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or any of its Subsidiaries or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities.
(lix)    Initial Securities Registration. Immediately after the registration of the Initial Capital Increase (as defined in Section 3(a)(i)) pursuant to Section 3, but in no event later than [9:30 a.m.] (New York City time) on the date of registration of the Initial Capital Increase (as defined in Section 3(a)(i)) in the Commercial Register of the Canton of Basel-Stadt pursuant to Section 3, the Initial Securities will be registered in the Company’s uncertificated securities book (Wertrechtebuch) according to article 973c of the Swiss Code of Obligations (the “CO”) in the name of BofA, acting on behalf of the Underwriters, and on the Closing Time will be credited to a securities account of BofA, acting on behalf of the several Underwriters.
(lx)    Officer’s Certificates. Any certificate signed by any officer of the Company delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.
SECTION 2.    Sale and Delivery to Underwriters; Closing.
(a)    Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the price per share set forth in Schedule A, that number of Initial Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 13 hereof, subject, in each case, to such adjustments among the Underwriters as BofA in its sole discretion shall make to eliminate any sales or purchases of fractional shares.
(b)    Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grant(s) an option to the Underwriters, severally and not jointly, to purchase up to an additional [ ● ] Ordinary Shares, at the price per share set forth in Schedule A, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities, solely for the purpose of covering over-allotments made in connection with the offering of the Initial Securities. The option hereby granted may be exercised for 30 days after the date hereof and may be exercised in whole or in part at any time [on one occasion only] upon a written notice by the Representatives to the Company setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the date of payment and delivery for such Option Securities. Such date of delivery (the “Date of Delivery”) shall be determined by the Representatives, but shall not, unless the Date of Delivery is determined to occur concurrently with the Closing Time, be earlier than [three] (five, if exercised prior to the Closing Time) full business days or later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter bears to the total number of Initial Securities, subject, in each case, to such adjustments as BofA in its sole discretion shall make to eliminate any sales or purchases of fractional shares.
(c)    Payment. Payment of the purchase price for, and delivery of security entitlements in the form of intermediated securities (Bucheffekten) for, the Initial Securities shall be made [at the offices of Latham & Watkins LLP, 885 Third Avenue, New York, New York 10022, or at such other place as shall be agreed upon by the Representatives and the Company,] at [9:30] A.M. (New York City time) on the second (third, if the pricing occurs after 4:30 P.M. (New York City time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 13), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called “Closing Time”).
In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of security entitlements in the form of intermediated securities (Bucheffekten) for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representatives and the Company, at [9:30] a.m. (New York City time) on the Date of Delivery as specified in the notice from the Representatives to the Company or such other time and date as shall be agreed upon by the Representatives and the Company.
Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company against delivery to the Representatives for the respective accounts of the Underwriters of security entitlements for the Securities to be purchased by them. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase. Each of the Representatives, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.
SECTION 3.    Capital Increase and Initial Subscription.
(a)    The Company confirms that at the extraordinary general meeting of shareholders of the Company held on April 1, 2021, the shareholders of the Company resolved, inter alia,
(i)    to increase the Company’s share capital in a maximum amount of CHF 750,000 by issuing up to 15,000,000 Ordinary Shares with a nominal value of CHF 0.05 by way of an ordinary capital increase (the “Initial Capital Increase”), whereby all statutory pre-emptive rights to which the shareholders of the Company are entitled under Swiss law will be validly set aside or waived; and
(ii)    to create, conditional upon the registration of the Initial Capital Increase in the Commercial Register of the Canton of Basel-Stadt, an authorized share capital in the amount of CHF 832,392.25 (the “Authorized Capital”) to enable, inter alia, the Board of Directors of the Company (the “Board”) to effect an increase of the Company’s share capital out of the Authorized Capital to issue the Option Securities (if any), whereby the Board is authorized to limit or withdraw all statutory pre-emptive rights to which the shareholders of the Company are entitled under Swiss law.
(b)    BofA, acting on behalf of the several Underwriters, agrees, on the basis of the representations, warranties and agreements herein contained, to
(i)    subscribe (through [BofA Securities, Inc.]) for all the Initial Securities at the issue price (Ausgabebetrag) of CHF 0.05 per Initial Security corresponding to the nominal value for each Initial Security, and to deliver the corresponding executed subscription form (Zeichnungsschein) to the Company in the form of Exhibit C hereto in original form (wet-ink signed) concurrently with the execution and delivery of this Agreement or such other time and date as agreed between the Company and the Representatives, and
(ii)    deposit or cause to be deposited, not later than [6:00] a.m. (New York City time) one business day prior to the Closing Time, or such other date and time as agreed between the Company and the Representatives, same-day funds for value in the amount of CHF [ ● ] (the “Firm Capital Increase Amount”) with [name of Swiss capital increase bank] (the “Capital Increase Bank”)1, in a blocked account for such capital increase (Kapitaleinzahlungskonto), made out to the Company’s name, and cause the Capital Increase Bank to issue and deliver to the Company a written confirmation of payment (Kapitaleinzahlungsbestätigung) of the Firm Capital Increase Amount no later than [10:00] a.m. (New York City time) one business day prior to the Closing Time or such other date and time as agreed between the Company and the Representatives.

(c)    Upon receipt of the documents referred to in Section 3(b) and before [3:00 a.m.] (New York City time) on the Closing Time, or such other time and date as agreed between the Company and the Representatives, the Board (or a committee or a Board member duly authorized by the Board) will:
(i)    adopt a report on the Initial Capital Increase (Kapitalerhöhungsbericht) in accordance with Swiss law (article 652e CO);
(ii)    if statutory preemptive rights of shareholders need to be set aside, procure that a licensed auditor verifies the report on the Initial Capital Increase in accordance with article 652f CO and confirms in writing that it is complete and accurate (Prüfungsbestätigung), in accordance with Swiss law;
(iii)    resolve in the form of a duly notarized deed on the Initial Capital Increase as set forth in article 652g CO and make all amendments to the articles of association of the Company necessary in connection with the Initial Capital Increase (Feststellungs- und Statutenänderungsbeschluss); and
(iv)    promptly thereafter, but no later than [4:00 a.m.] (New York City time) on the Closing Time, file the documents necessary for the registration of the Initial Capital Increase with the Commercial Register of the Canton of Basel-Stadt;
provided, however, that if this Agreement is terminated pursuant to Section 7(q) or Section 11 prior to the Company filing the relevant resolutions with the Commercial Register of the Canton of Basel-Stadt, the Company undertakes not to resolve on the Initial Capital Increase (if it has not already done so) and not to file the relevant resolutions with the Commercial Register of the Canton of Basel-Stadt.
(d)    Immediately after the registration of the Initial Capital Increase in the Commercial Register of the Canton of Basel-Stadt pursuant to Section 3(c), but in no event later than 9:30 a.m. (New York City time) on the Closing Time, the Company will:
(i)    deliver by way of email to each of the Representatives, the share registrar of the Company, Homburger AG and Niederer Kraft Frey AG pdf-copies of (A) the certified extract from the Commercial Register of the Canton of Basel-Stadt confirming that the Initial Capital Increase has been approved by the commercial register (cantonal and federal commercial register), has been registered in the Commercial Register (Tagesregister) and will be published in the Swiss Official Gazette of Commerce, (B) the certified updated articles of association of the Company evidencing the Initial Capital Increase, (C) the Company’s book of uncertificated securities (Wertrechtebuch) duly signed by the Company’s share registrar and evidencing BofA, acting on behalf of the several Underwriters in proportion of their respective holdings set out in Schedule I hereto, as first holder of the Initial Securities and [(D) a copy of the share register (Aktienbuch) of the Company evidencing the Underwriters as shareholders with respect to the Initial Securities];
(ii)    take all steps necessary to ensure that the Initial Securities will be (A) issued to BofA, acting on behalf of the several Underwriters, (B) duly recorded as intermediated securities (Bucheffekten) in the Depository Trust Company (“DTC”), (C) duly recorded in an account of BofA at the DTC on the Closing Time, all in accordance with the provisions of the Swiss Federal Act on Intermediated Securities, and (D) freely transferable (subject to any applicable restrictions set forth in the articles of association of the Company) on the Closing Time in accordance with the instructions of the Representatives.

SECTION 4.     Subscription and Issuance of Option Securities.
(a)    If the Representatives exercise the option granted to them under Section 2(b) of this Agreement, BofA, acting on behalf of the several Underwriters, agrees, on the basis of the representations, warranties and agreements herein contained, to purchase the number of Option Securities for which the option to purchase has been exercised pursuant to Section 2 (the “Applicable Option Securities”) and to:
(i)    subscribe (through [BofA Securities, Inc.]) for the Applicable Option Securities at the issue price (Ausgabebetrag) of CHF 0.05 per Applicable Option Security corresponding to the nominal value for each Applicable Option Security, and to deliver the corresponding executed subscription form (Zeichnungsschein) to the Company in the form of Exhibit C hereto in original form (wet ink signed) by no later than [6:00] a.m. (New York City time) one business day prior to the Date of Delivery or such other time and date as agreed between the Company and the Representatives, and
(ii)    deposit or cause to be deposited, not later than [6:00] a.m. (New York City time) one business day prior to the Date of Delivery, or such other date and time as agreed between the Company and the Representatives, same-day funds for value in an amount corresponding to the aggregate nominal value of the Applicable Option Securities (the “Option Capital Increase Amount”) with the Capital Increase Bank, in a blocked account for such capital increase (Kapitaleinzahlungskonto), made out to the Company’s name, and cause the Capital Increase Bank to issue and deliver to the Company a written confirmation of payment (Kapitaleinzahlungsbestätigung) of the Option Capital Increase Amount no later than [10:00] a.m. (New York City time) one business day prior to the Date of Delivery or such other date and time as agreed between the Company and the Representatives.
(b)    Upon receipt of the documents referred to in Section 4(a) and before [3:00 a.m.] (New York City time) on the Date of Delivery, or such other time and date as agreed between the Company and the Representatives, the Board (or a committee or a Board member duly authorized by the Board) will:
(i)    unless passed already prior to such time, and if issued out of Authorized Capital, pass a capital increase resolution (Erhöhungsbeschluss) regarding the issuance of the Applicable Option Securities subscribed for pursuant to Section 4(a)(i) (the “Option Capital Increase”);
(ii)    adopt a report on the Option Capital Increase (Kapitalerhöhungsbericht) in accordance with Swiss law (article 652e CO);
(iii)    if statutory preemptive rights of shareholders need to be set aside, procure that a licensed auditor verifies the report on the Option Capital Increase in accordance with article 652f CO and confirms in writing that it is complete and accurate (Prüfungsbestätigung), in accordance with Swiss law;
(iv)    resolve in the form of a duly notarized deed on the Option Capital Increase as set forth in article 652g CO and make all amendments to the articles of association of the Company necessary in connection with the Option Capital Increase (Feststellungs- und Statutenänderungsbeschluss); and

(v)    promptly thereafter, but no later than [4:00 a.m.] (New York City time) on the Date of Delivery, file the documents necessary for the registration of the Option Capital Increase with the Commercial Register of the Canton of Basel-Stadt;
provided, however, that if this Agreement, or after the Closing Time, the obligations of the several Underwriters to purchase the Applicable Option Securities, as applicable, is or are terminated pursuant to Section 7(q) or Section 11 prior to the Company filing the relevant resolutions with the Commercial Register of the Canton of Basel-Stadt, the Company undertakes not to resolve on the Option Capital Increase (if it has not already done so) and not to file the relevant resolutions with the Commercial Register of the Canton of Basel-Stadt.
(c)    Immediately after the registration of the Option Capital Increase in the Commercial Register of the Canton of Basel-Stadt pursuant to Section 4(b), but in no event later than [9:30 a.m.] (New York City time) on the Date of Delivery (or such other date set forth in the option exercise notice delivered by the Representatives pursuant to Section 2), the Company will:
(i)    deliver by way of email to each of the Representatives, the share registrar of the Company, Homburger AG and Niederer Kraft Frey AG, pdf-copies of (A) the certified extract from the Commercial Register of the Canton of Basel-Stadt confirming that the Option Capital Increase has been approved by the commercial register (cantonal and federal commercial register), has been registered in the Commercial Register (Tagesregister) and will be published in the Swiss Official Gazette of Commerce, (B) the certified updated articles of association of the Company evidencing the Option Capital Increase, (C)  the Company’s book of uncertificated securities (Wertrechtebuch) duly signed by the Company’s share registrar and evidencing BofA, acting on behalf of the several Underwriters in proportion of their respective holdings set out in Schedule I hereto, as holder of the Applicable Option Securities and, if the Securities are not already listed, (D) a copy of the share register (Aktienbuch) of the Company evidencing the Underwriters as shareholders with respect to the Applicable Option Securities; and
(ii)    take all steps necessary to ensure that the Applicable Option Securities will be (A) issued to BofA, acting on behalf of the several Underwriters, (B) duly recorded as intermediated securities (Bucheffekten) in the DTC, (C) duly recorded in an account of BofA at the DTC on the Date of Delivery, all in accordance with the provisions of the Swiss Federal Act on Intermediated Securities, and (D) freely transferable (subject to any applicable restrictions set forth in the articles of association of the Company) on the Date of Delivery in accordance with the instructions of the Representatives.
Covenants of the Company. The Company covenants with each Underwriter as follows:
(a)    Initial Capital Increase. To take all steps reasonably required to implement the Initial Capital Increase [and Option Capital Increase].
(b)    Maintain Uncertificated Securities Book. The Company undertakes to keep an uncertificated securities book (Wertrechtebuch) in accordance with article 973c paragraph 2 CO.
(c)    Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 5(d), will comply with the requirements of Rule 430A, and will notify the Representatives immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective or any amendment or supplement to the Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the

Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(d) or 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities. The Company will effect all filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order, prevention or suspension and, if any such order is issued, to obtain the lifting thereof as promptly as practicable.
(d)    Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Registration Statement, the General Disclosure Package and the Prospectus. If at any time when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172 of the 1933 Act Regulations (“Rule 172”), would be) required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to (i) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) amend or supplement the General Disclosure Package or the Prospectus in order that the General Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser or (iii) amend the Registration Statement or amend or supplement the General Disclosure Package or the Prospectus, as the case may be, in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly (A) give the Representatives notice of such event, (B) prepare any amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the General Disclosure Package or the Prospectus comply with such requirements and, a reasonable amount of time prior to any proposed filing or use, furnish the Representatives with copies of any such amendment or supplement and (C) file with the Commission any such amendment or supplement; provided that the Company shall not file or use any such amendment or supplement to which the Representatives or counsel for the Underwriters shall object. The Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request. The Company has given the Representatives notice of any filings made pursuant to the Securities Exchange Act of 1934, as amended (the “1934 Act”) or the rules and regulations of the Commission under the 1934 Act (the “1934 Act Regulations”) within 48 hours prior to the Applicable Time; the Company will give the Representatives notice of its intention to make any such filing from the Applicable Time to the Closing Time and will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object.

(e)    Delivery of Registration Statements. The Company has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and each amendment thereto (including exhibits filed therewith) and signed copies of all consents and certificates of experts, and will also deliver to the Representatives, without charge, a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.
(f)    Delivery of Prospectuses. The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.
(g)    Blue Sky Qualifications. The Company will use its reasonable best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representatives may reasonably designate and to maintain such qualifications in effect so long as required to complete the distribution of the Securities; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.
(h)    Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.
(i)    Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Registration Statement, the General Disclosure Package and the Prospectus under “Use of Proceeds.”
(j)    Listing. The Company will use its reasonable best efforts to effect and maintain the listing of the Ordinary Shares (including the Securities) on the Nasdaq Global Market.
(k)    Restriction on Sale of Securities. During a period of 180 days from the date of the Prospectus, the Company will not, and will not publicly disclose an intention to, without the prior written consent of BofA and SVB Leerink, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any Ordinary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares or publicly file or confidentially submit any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Ordinary Shares, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Ordinary Shares or other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder, (B) any Ordinary Shares issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Registration Statement, the General Disclosure Package and the Prospectus, (C) any Ordinary Shares issued, options to purchase Ordinary Shares, restricted share units or restricted shares granted or settled pursuant to equity incentive plans of the Company in effect or entering into effect and referred to in the Registration Statement, the General Disclosure Package and the Prospectus, (D) any Ordinary Shares issued pursuant to any non-employee director stock plan or dividend reinvestment plan referred to in the Registration Statement, the General Disclosure Package and the Prospectus, (E) any Ordinary Shares issued by the Company pursuant to that certain Share Purchase Agreement by and among Therachon Holding AG, Therachon AG and GlyPharma Therapeutic Inc, dated as of September 28, 2018, as amended, or (F) the filing by the Company of a registration statement with the Commission on Form S-8 in respect of any shares of other security instruments issued pursuant to any plans or programs described in (C) or (D) above; provided in the case of (E) above, the transferee to such issuance has agreed in writing to be bound by the same terms described in the lock-up agreement described in Section 7(l) hereof to the extent and for the duration that such terms remain in effect at the time of the transfer.
(l)    If BofA and SVB Leerink, in their sole discretion, agree to release or waive the restrictions set forth in a lock-up agreement described in Section 7(l) hereof for an officer or director of the Company and provides the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit B hereto through a major news service at least two business days before the effective date of the release or waiver.
(m)    Reporting Requirements. The Company, during the period when a Prospectus relating to the Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and 1934 Act Regulations. Additionally, the Company shall report the use of proceeds from the issuance of the Shares as may be required under Rule 463 under the 1933 Act.
(n)    Issuer Free Writing Prospectuses. The Company agrees that, unless it obtains the prior written consent of the Representatives, it will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” or a portion thereof, required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the Representatives will be deemed to have consented to the Issuer Free Writing Prospectuses listed on Schedule B-2 hereto and any “road show that is a written communication” within the meaning of Rule 433(d)(8)(i) that has been reviewed by the Representatives. The Company represents that it has treated or agrees that it will treat each such free writing prospectus consented to, or deemed consented to, by the Representatives as an “issuer free writing prospectus,” as defined in Rule 433, and that it has complied and will comply with the applicable requirements of Rule 433 with respect thereto, including timely filing with the Commission where required, legending and record keeping. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, any preliminary prospectus or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the

Representatives and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.
(o)    Certification Regarding Beneficial Owners. The Company will deliver to the Representatives, on the date of execution of this Agreement, a properly completed and executed Certification Regarding Beneficial Owners of Legal Entity Customers, together with copies of identifying documentation, and the Company undertakes to provide such additional supporting documentation as the Representatives may reasonably request in connection with the verification of the foregoing certification.
(p)     Testing-the-Waters Materials. If at any time following the distribution of any Written Testing-the-Waters Communication there occurred or occurs an event or development as a result of which such Written Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Written Testing-the-Waters Communication to eliminate or correct such untrue statement or omission.
(q)    Emerging Growth Company Status. The Company will promptly notify the Representatives if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) completion of the distribution of the Securities within the meaning of the 1933 Act and (ii) completion of the 180-day restricted period referred to in Section 5(i).
SECTION 6.    Payment of Expenses.
(a)    Expenses. The Company will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of copies of each preliminary prospectus, each Issuer Free Writing Prospectus and the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Underwriters to investors, (iii) the preparation, issuance and delivery of the security entitlements in the form of intermediated securities for the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 5(e) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto which shall not exceed $25,000, (vi) the fees and expenses of any transfer agent or registrar for the Securities, (vii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of aircraft and other transportation chartered in connection with the road show, (viii) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by FINRA of the terms of the sale of the Securities; provided that the amount payable pursuant to this clause (viii) and clause (v) above shall not exceed $40,000 in the aggregate, (ix) the fees and expenses incurred in connection with the listing of the Securities on the Nasdaq Global Market and (x) the

costs and expenses (including, without limitation, any damages or other amounts payable in connection with legal or contractual liability) associated with the reforming of any contracts for sale of the Securities made by the Underwriters caused by a breach of the representation contained in the third sentence of Section 1(a)(ii). For the avoidance of any doubt, it is understood and agreed that except as provided in this Section 6, the Underwriters will pay all their own costs and expenses.
(b)    Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 7, Section 11(a) or Section 13 hereof, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses incurred in connection with the transactions contemplated by this Agreement, including the reasonable fees and disbursements of counsel for the Underwriters.
SECTION 7.    Conditions of Underwriters’ Obligations. The obligations of the several Underwriters hereunder to, subscribe for, purchase and pay for the Initial Securities on the Closing Time and, if the Representatives exercise the option granted to them under Section 2(b), the Option Securities on the Date of Delivery are subject to the accuracy of the representations and warranties of the Company contained herein or in certificates of any officer of the Company or any of its Subsidiaries delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:
(a)    Effectiveness of Registration Statement; Rule 430A Information. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and, at the Closing Time, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated; and the Company has complied with each request (if any) from the Commission for additional information. A prospectus containing the Rule 430A Information shall have been filed with the Commission in the manner and within the time frame required by Rule 424(b) without reliance on Rule 424(b)(8) or a post-effective amendment providing such information shall have been filed with, and declared effective by, the Commission in accordance with the requirements of Rule 430A.
(b)    Opinion and Negative Assurance Letter of United States Counsel for Company. At the Closing Time, the Representatives shall have received an opinion and negative assurance letter, dated the Closing Time, of Cooley LLP, United States counsel for the Company, in form and substance satisfactory to counsel for the Underwriters previously agreed upon by the Representatives and such counsel, together with signed or reproduced copies of such letter for each of the other Underwriters.
(c)    Opinion of Swiss Counsel for Company. At the Closing Time, the Representatives shall have received an opinion, dated the Closing Time, of Homburger AG, Swiss counsel for the Company, in form and substance satisfactory to counsel for the Underwriters previously agreed upon by the Representatives and such counsel, together with signed or reproduced copies of such letter for each of the other Underwriters.
(d)    Opinion of Intellectual Property Counsel for Company. At the Closing Time, the Representatives shall have received an opinion, dated the Closing Time, of [ ● ], counsel for the Company with respect to intellectual property matters, in the form and substance satisfactory to counsel for the Underwriters previously agreed upon by the Representatives and such counsel, together with signed or reproduced copies of such letter for each of the other Underwriters.
(e)    Opinion and Negative Assurance Letter of United States Counsel for Underwriters. At the Closing Time, the Representatives shall have received an opinion and negative assurance letter, dated the Closing Time, of Latham & Watkins LLP, United States counsel for the Underwriters in the form and substance reasonably satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters.
(f)    Opinion of Swiss Counsel for Underwriters. At the Closing Time, the Representatives shall have received an opinion, dated the Closing Time, of Niederer Kraft Frey AG, Swiss counsel for the Underwriters in the form and substance reasonably satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters.
(g)    Officers’ Certificate. At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Representatives shall have received a certificate of the Chief Executive Officer of the Company and of the chief financial officer of the Company, dated the Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties of the Company in this Agreement are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement under the 1933 Act has been issued, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to their knowledge, contemplated.
(h)    Accountant’s Comfort Letter. At the time of the execution of this Agreement, the Representatives shall have received from Ernst & Young AG a letter, dated such date, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the General Disclosure Package and the Prospectus.
(i)    Bring-down Comfort Letter. At the Closing Time, the Representatives shall have received from Ernst & Young AG a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (h) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.
(j)    Approval of Listing. At the Closing Time, the Securities shall have been approved for listing on the Nasdaq Global Market, subject only to official notice of issuance.
(k)    No Objection. FINRA has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements relating to the offering of the Securities.

(l)    Lock-up Agreements. At the date of this Agreement, the Representatives shall have received an agreement substantially in the form of Exhibit A hereto signed by the persons listed on Schedule C hereto.
(m)    [Chief Financial Officer’s Certificate. At the time of the execution of this Agreement and at the Closing Time, the Representatives shall have received from the chief financial officer of the Company a certificate with respect to certain financial information contained in the Registration Statement, the General Disclosure Package and the Prospectus in a form reasonably satisfactory to the Representatives.]
(n)    Conditions to Purchase of Option Securities. In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company and any of its Subsidiaries hereunder shall be true and correct as of the Date of Delivery and, at the Date of Delivery, the Representatives shall have received:
(i)    Officers’ Certificate. A certificate, dated the Date of Delivery, of the Chief Executive Officer of the Company and of the chief financial officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 7(g) hereof remains true and correct as of the Date of Delivery.
(ii)    Opinion and Negative Assurance Letter of United States Counsel for Company. If requested by the Representatives, the favorable opinion and negative assurance letter of Cooley LLP, United States counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, dated the Date of Delivery, relating to the Option Securities to be purchased on the Date of Delivery and otherwise to the same effect as the opinion required by Section 7(b) hereof.
(iii)    Opinion of Swiss Counsel for Company. If requested by the Representatives, an opinion of Homburger AG, Swiss counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, dated the Date of Delivery, relating to the Option Securities to be purchased on the Date of Delivery and otherwise to the same effect as the opinion required by Section 7(c) hereof.
(iv)    Opinion of Intellectual Property Counsel for Company. If requested by the Representatives, the favorable opinion of [ ● ], counsel for the Company with respect to intellectual property matters, in form and substance satisfactory to counsel for the Underwriters, dated the Date of Delivery, relating to the Option Securities to be purchased on the Date of Delivery and otherwise to the same effect as the opinion required by Section 7(d) hereof.
(v)    Opinion and Negative Assurance Letter of United States Counsel for Underwriters. If requested by the Representatives, the favorable opinion and negative assurance letter of Latham & Watkins LLP, United States counsel for the Underwriters, dated the Date of Delivery, relating to the Option Securities to be purchased on the Date of Delivery and otherwise to the same effect as the opinion required by Section 7(e) hereof.
(vi)    Opinion of Swiss Counsel for Underwriters. If requested by the Representatives, the favorable opinion of Niederer Kraft Frey AG, Swiss counsel for the Underwriters, dated the Date of Delivery, relating to the Option Securities to be purchased on the Date of Delivery and otherwise to the same effect as the opinion required by Section 7(f) hereof.

(vii)    Bring-down Comfort Letter. If requested by the Representatives, a letter from Ernst & Young AG, in form and substance satisfactory to the Representatives and dated the Date of Delivery, substantially in the same form and substance as the letter furnished to the Representatives pursuant to Section 7(h) hereof, except that the “specified date” in the letter furnished pursuant to this paragraph shall be a date not more than three business days prior to the Date of Delivery.
(viii)    Option Capital Increase Documentation. Each of the Representatives, the share registrar of the Company, Homburger AG and Niederer Kraft Frey AG shall have received pdf-copies of (A) extract from the Commercial Register of the Canton of Basel-Stadt confirming that the Option Capital Increase has been approved by the commercial register (cantonal and federal commercial register), has been registered in the Commercial Register (Tagesregister) and will be published in the Swiss Official Gazette of Commerce, (B) the certified updated articles of association of the Company evidencing the Option Capital Increase, (C) the Company’s book of uncertificated securities (Wertrechtebuch) duly signed by the Company’s share registrar and evidencing BofA acting on behalf of the several Underwriters in proportion of their respective holdings set out in Schedule I hereto, as first holder of the Option Securities[ and, if the Securities are not already listed, (D) a copy of the share register (Aktienbuch) of the Company evidencing the Underwriters as shareholders with respect to the Option Securities].
(o)    Additional Documents. At the Closing Time and at the Date of Delivery (if any) counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters.
(p)    Termination of Agreement. If any condition specified in this Section shall not have been fulfilled or waived by the Representatives when and as required to be fulfilled, this Agreement or, in the case of any condition to the purchase of Option Securities on the Date of Delivery which is after the Closing Time, the obligations of the several Underwriters to purchase the Applicable Option Securities, may be terminated by the Representatives by notice to the Company at any time at or prior to the Closing Time or the Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 6 and except that Sections 1, 4(e), 5(c), 8, 9, 10, 12, 17, 18, 19 and 20 shall survive any such termination and remain in full force and effect.
(q)    Initial Capital Increase Documentation. Each of the Representatives, the share registrar of the Company, Homburger AG and Niederer Kraft Frey AG shall have received pdf-copies of (A) the extract from the Commercial Register of the Canton of Basel-Stadt confirming that the Initial Capital Increase has been approved by the commercial register (cantonal and federal commercial register), has been registered in the Commercial Register (Tagesregister) and will be published in the Swiss Official Gazette of Commerce, (B) the certified updated articles of association of the Company evidencing the Initial Capital Increase, (C) the Company’s book of uncertificated securities (Wertrechtebuch) duly signed by the Company’s share registrar and evidencing BofA acting on behalf of the several Underwriters in proportion of their respective holdings set out in Schedule I hereto, as first holder of the Initial Securities[ and (D) a copy of the share register (Aktienbuch) of the Company evidencing the Underwriters as shareholders with respect to the Initial Securities].

SECTION 8.    Indemnification.
(a)    Indemnification of Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates (as such term is defined in Rule 501(b) under the 1933 Act (each, an “Affiliate”)), its selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:
(i)    against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any post-effective amendment thereto), including the Rule 430A Information, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included (A) in any preliminary prospectus, any Issuer Free Writing Prospectus, any Testing-the-Waters Communication, the General Disclosure Package or the Prospectus (or any post-effective amendment or supplement thereto), or (B) in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Securities (“Marketing Materials”), including any roadshow or investor presentations made to investors by the Company (whether in person or electronically), or the omission or alleged omission in any preliminary prospectus, Issuer Free Writing Prospectus, any Testing-the-Waters Communication, the General Disclosure Package, the Prospectus (or any amendment or supplement thereto) or in any Marketing Materials of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;
(ii)    against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 8(d) below) any such settlement is effected with the written consent of the Company;
(iii)    against any and all expense whatsoever, as incurred (including the reasonably incurred fees and disbursements of counsel chosen by the Representatives), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;
provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in the Registration Statement (or any post-effective amendment thereto), including the Rule 430A Information, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.
(b)    Indemnification of Company, Directors and Officers. Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any post-effective amendment thereto), including the Rule 430A Information, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.
(c)    Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 8(a) above, counsel to the indemnified parties shall be selected by the Representatives, and, in the case of parties indemnified pursuant to Section 8(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 8 or Section 9 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.
(d)    Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for reasonably incurred fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 8(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.
SECTION 9.    Contribution. If the indemnification provided for in Section 8 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and of the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.
The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company, on the one hand, and the total underwriting discounts and commissions received by the Underwriters, on the other hand, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of the Securities as set forth on the cover of the Prospectus.
The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 9. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 9 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.
Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions received by such Underwriter in connection with the Securities underwritten by it and distributed to the public.
No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
For purposes of this Section 9, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Underwriter’s Affiliates and selling agents shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Underwriters’ respective obligations to contribute pursuant to this Section 9 are several in proportion to the number of Initial Securities set forth opposite their respective names in Schedule A hereto and not joint.
SECTION 10.    Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its Subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or its Affiliates or selling agents, any person controlling any Underwriter, or the Company, its officers or directors or any person controlling the Company and (ii) delivery of and payment for the Securities.
SECTION 11.    Termination of Agreement.
(a)    Termination. The Representatives acting on behalf of the several Underwriters may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Time or the Date of Delivery, as the case may be (i) if there has been, in the judgment of the Representatives, since the time of execution of this Agreement or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is so material and adverse as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the completion of the offering or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the Nasdaq Global Market, or (iv) if trading generally on or the NYSE MKT or the New York Stock Exchange or in the Nasdaq Global Select Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other governmental authority, or (v) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or with respect to Clearstream or Euroclear systems in Europe, or (vi) if a banking moratorium has been declared by either Federal or New York authorities.
(b)    Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 6 hereof, and provided further that Sections 1, 4(e), 5(c), 8, 9, 10, 12, 17, 18, 19 and 20 shall survive such termination and remain in full force and effect.
SECTION 12.    Effect of Termination on Ordinary Shares
(a)     If, after application and registration of the Initial Capital Increase or the Option Capital Increase with the Commercial Register of the Canton of Basel-Stadt pursuant to Section 3 or 4, as applicable, prior to the Closing Time or the Date of Delivery, as the case may be, this Agreement is terminated pursuant to Section 7(q) or Section 11, or if the delivery of the Initial Securities or Applicable Option Securities to BofA acting on behalf and for the account of the several Underwriters is not completed on the Closing Time or the Date of Delivery, as the case may be (each, an “Event of Non-Completion”), and unless the Company and the Representatives, acting on behalf of the several Underwriters, otherwise agree within ten calendar days after the Event of Non-Completion, then:
(i)    the Company shall have a call option pursuant to Section 12(b);
(ii)    if the call option is not exercised, the Representatives acting on behalf of the several Underwriters shall have a put option against the Company pursuant to Section 12(c);
(iii)    if the put option is not possible for legal reasons or insufficient to dispose of the Initial Securities or Applicable Option Securities, as applicable, or if such put option is not exercised within the deadline set forth in Section 12(c), the Company shall effect a capital reduction pursuant to Section 12(d); and
(iv)    if the capital reduction is not effected in accordance with Section 12(d), the Underwriters may sell the Initial Securities or Applicable Option Securities, as applicable, in the market as provided in Section 12(e).
(b)    Call Option.
(i)    The Company, acting on its own behalf or on behalf of third parties, shall have the right (the “Call Option”) to request in writing that BofA, acting on behalf of the several Underwriters, delivers the Initial Securities or Applicable Option Securities, as applicable, to an account specified by the Company against payment of the expenses of the Representatives as set out in Section 12(f).  The Call Option shall expire on the tenth (10th) calendar day after the Event of Non-Completion.
(ii)    An acquisition of the Initial Securities or Applicable Option Securities, as applicable, by the Company for its own account shall only be permitted if the Company has delivered evidence to the Representatives reasonably satisfactory to the Representatives that the Company has sufficient freely available reserves to acquire the Initial Securities or Applicable Option Securities, as applicable, under this Section 12(b) or, alternatively, that the Company has entered into arrangements with a third party other than any of the Company’s Subsidiaries ensuring for the immediate on-sale of the Initial Securities or Applicable Option Securities, as applicable, to such third party, at no less than their nominal value, on the date of acquisition of the Initial Securities or Applicable Option Securities, as applicable, by the Company.
(c)    Put Option.
(i)    Following the expiry of the Call Option pursuant to Section 12(b), the Representatives, acting on behalf of the several Underwriters, shall have an option (the “Put Option”) to require the Company, subject to article 659 CO, to purchase all Initial Securities or Applicable Option Securities, as applicable, entered in the Commercial Register of the Canton of Basel-Stadt at a purchase price representing the expenses of the Representatives as set out in Section 12(f), within ten (10) calendar days after receipt of a notice in writing addressed to the Company from the Representatives, stating that the Representatives exercises the Put Option. The Put Option shall expire on the twentieth (20th) calendar day after the Event of Non-Completion.
(ii)    The notice in which the Representatives exercise the Put Option shall specify the date on which the Representatives will deliver the Initial Securities or Applicable Option Securities, as applicable, to the Company against direct payment therefor, and shall contain detailed instructions regarding payment and delivery of the Initial Securities or Applicable Option Securities, as applicable, and amount payable (including satisfactory details regarding the costs claimed according to Section 12(f) subject to an agreement to the contrary by the Representatives with the Company).
(d)    Capital Reduction.
(i)    If the Put Option is not exercised within the deadline set forth in Section 13(c) or exercise or settlement of the Put Option is not possible for legal reasons or insufficient to dispose of the Initial Securities or Applicable Option Securities, as applicable, the Company shall promptly call a shareholders’ meeting and table the reduction of the share capital.  Such shareholders’ meeting shall take place no later than sixty (60) calendar days after the Event of Non-Completion. The Representatives, acting on behalf of the several Underwriters, agrees to vote in favor of a reduction of the issued and outstanding share capital of the Company (the “Capital Reduction”) by cancellation of the Initial Securities or Applicable Option Securities, as applicable, to be entered in the Commercial Register of the Canton of Basel-Stadt against repayment of an amount representing the expenses of the Representatives as set out in Section 12(f).  Prior to such shareholders’ meeting, the Company shall use its best efforts to cause its auditors to confirm in writing, pursuant to article 732 para. 2 CO, that the claims of the Company’s creditors are fully covered notwithstanding the Capital Reduction, provided that if such confirmation is not made by the auditors prior to such meeting, the meeting shall be cancelled.  The Company shall use its best efforts to cause its shareholders to vote in favor of the Capital Reduction.
(ii)    At the earliest possible date, and subject to statutory law, the Capital Reduction shall be consummated by registration in the Commercial Register of the Canton of Basel-Stadt. The proceeds of the Capital Reduction, being an amount representing  the expenses of the Representatives as set out in Section 12(f), shall be paid (for value on the date of the publication of the entry in the Commercial Register of the Canton of Basel-Stadt) in cash to BofA, acting on behalf of the several Underwriters.
(iii)    Upon consummation of the Capital Reduction, the Company shall deregister the Initial Securities or Applicable Option Securities, as applicable, in its book of uncertificated securities (Wertrechtebuch) to reflect the number of Ordinary Shares registered with the Commercial Register of the Canton of Basel-Stadt.
(e)    Sale of Initial Securities or Applicable Option Securities.
In addition, if an Event of Non-Completion occurs and,
(i)    the Company fails to acquire or cause a third party to acquire the Initial Securities or Applicable Option Securities, as applicable, in accordance with Section 12(b) within ten (10) calendar days after the Event of Non-Completion;
(ii)    in the event and to the extent the Put Option has not been exercised within the deadline set forth in Section 12(c) and settled or the exercise or settlement of the Put Option is not possible for legal reasons or insufficient to dispose of the Initial Securities or Applicable Option Securities, as applicable; and
(iii)    the Capital Reduction has not been resolved by the shareholders’ meeting of the Company within sixty (60) days after the Event of Non-Completion, or such longer period as may be agreed between the Company and the Representative;
then the Representatives, acting on behalf of the several Underwriters, are entitled to sell any or all Initial Securities or Applicable Option Securities on the open market on terms which the Representatives deem fit under the circumstances.  The difference between the proceeds of such sale and an amount representing the costs and expenses pursuant to Section 12(f) reasonably incurred by the Representatives in connection with the sale, if any, shall be transferred to the Company.

(f)    Costs; Indemnity.
(i)    The Company shall bear (A) all costs directly incidental to the Capital Reduction, including but not limited to notarization costs, costs of the Commercial Register and costs of publication of the Capital Reduction and (B) the costs of the Representatives reasonably incurred in connection with the Call Option, the Put Option or the Capital Reduction, as applicable (including but not limited to (x) taxes, (y) interest at a rate of the higher of zero or the 3-month CHF LIBOR, calculated on a 30/360 basis, accruing from the Event of Non-Completion until the payment of proceeds to the Representatives, acting on behalf of the several Underwriters, and (z) reasonable out of pocket expenses of the Representatives and their counsel).
(ii)    The Company further undertakes to indemnify the Representatives and their affiliates for, and to hold the Representatives and their affiliates harmless from, any reasonable costs, expenses, third party claims and liabilities, actual or contingent, that may be incurred by or made against the Representatives and their affiliates in connection with the Capital Reduction.
SECTION 13.    Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at the Closing Time or the Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:
(i)    if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or
(ii)    if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement or, with respect to the Date of Delivery which occurs after the Closing Time, the obligation of the Underwriters to purchase, and the Company to sell, the Option Securities to be purchased and sold on the Date of Delivery shall terminate without liability on the part of any non-defaulting Underwriter or the Company.
No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.
In the event of any such default which does not result in a termination of this Agreement or, in the case of the Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Company to sell the relevant Option Securities, as the case may be, either the (i) Representatives or (ii) the Company shall have the right to postpone Closing Time or the Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the General Disclosure Package or the Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 13.
Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the

Underwriters shall be directed to BofA at One Bryant Park, New York, New York 10036, attention of Syndicate Department (facsimile: (646) 855-3073), with a copy to ECM Legal (facsimile: (212) 230-8730) or SVB Leerink at 1301 6th Ave, New York, NY 10019, attention of Stuart Nayman (facsimile: (646) 499-7051). Notices to the Company shall be directed to the Company at Aeschenvorstadt 36, 4051 Basel, Switzerland, attention of [Claudia D’Augusta, Chief Financial Officer (e-mail: [ ● ])].
SECTION 14.    No Advisory or Fiduciary Relationship. The Company acknowledges and agrees that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the initial public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering of the Securities and the process leading thereto, each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, any of its Subsidiaries or their respective shareholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering of the Securities or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or any of its Subsidiaries on other matters) and no Underwriter has any obligation to the Company with respect to the offering of the Securities except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering of the Securities and the Company has consulted its own respective legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.
SECTION 15.    Recognition of the U.S. Special Resolution Regimes.
(a)    In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.
(b)    In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.
For purposes of this Section 16, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

SECTION 16.     Parties. This Agreement shall each inure to the benefit of and be binding upon the Underwriters and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 8 and 9 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.
SECTION 17.    Trial by Jury. The Company (on its behalf and, to the extent permitted by applicable law, on behalf of its affiliates) and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.
SECTION 18.    GOVERNING LAW. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF, THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS.
SECTION 19.    Consent to Jurisdiction; Waiver of Immunity; Judgment Currency; Foreign Taxes.
(a)    Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) shall be instituted in (i) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan or (ii) the courts of the State of New York located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding.
(b)    Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum. Each party not located in the United States irrevocably appoints VectivBio Inc., at 60 Broad St. Suite 3502, New York, New York 10004,as its agent to receive service of process or other legal summons for purposes of any such suit, action or proceeding that may be instituted in any state or federal court in the City and County of New York.
(c)    With respect to any Related Proceeding, each party irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled in the Specified Courts, and with respect to any Related Judgment, each party waives any such immunity in the Specified Courts or any other court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such Related Proceeding or Related Judgment, including, without limitation, any immunity pursuant to the United States Foreign Sovereign Immunities Act of 1976, as amended.
(d)    The Company agrees to indemnify each Underwriter, its directors, officers, affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any loss incurred by such Underwriter as a result of any judgment or order being given or made for any amount due hereunder and such judgment or order being expressed and paid in a currency (the “judgment currency”) other than U.S. dollars and as a result of any variation as between (i) the rate of exchange at which the U.S. dollar amount is converted into the judgment currency for the purpose of such judgment or order, and (ii) the rate of exchange at which such indemnified person is able to purchase U.S. dollars with the amount of the judgment currency actually received by the indemnified person. The foregoing indemnity shall constitute a separate and independent obligation of the Company and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.
(e)    Unless required by applicable law, all payments by the Company to the Underwriters hereunder shall be made free and clear of, and without deduction or withholding for or on account of, any and all present and future stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereinafter imposed, levied, collected, withheld or assessed by any jurisdiction in which the Company is organized, resident, doing business or has an office or from which payment is made, excluding any such tax imposed by reason of any Underwriter having some connection with the taxing jurisdiction other than its participation as an Underwriter hereunder (all such non-excluded taxes, including, VAT, “Foreign Taxes”). For the avoidance of doubt, all amounts payable by the Company under this Agreement shall be exclusive of VAT, and if any VAT is or becomes chargeable in respect of the supply to which such payment relates and the relevant recipient is required to account to the relevant tax authority for such VAT, the Company shall, upon receipt of a valid VAT invoice in respect of the supply to which that payment relates, pay at the same time and in the same manner as the payment to which such VAT relates, an amount equal to such VAT. If the Company is required to deduct or withhold Foreign Taxes or is prevented by operation of law or otherwise from paying, causing to be paid or remitting that portion of amounts payable hereunder represented by Foreign Taxes withheld or deducted, then amounts payable under this Agreement shall, to the extent permitted by law, be increased to such amount as is necessary to yield and remit to such Underwriters an amount which, after deduction of all Foreign Taxes (including all Foreign Taxes payable on such increased payments) equals the amount that would have been payable if no Foreign Taxes applied. By way of exception to the foregoing, a payment by the Company to an Underwriter shall not be increased by reason of a deduction or withholding on account of a tax imposed by Switzerland when the relevant Underwriter resides in a jurisdiction that has not entered into a double taxation agreement with Switzerland. In the event that an Underwriter has received and utilized a tax credit in respect of any amount withheld or deducted pursuant to this paragraph, such Underwriter shall pay to the Company as promptly as commercially practicable an amount which will leave the Underwriter (after that payment) in the same after-tax position as it would have been if no such deduction or withholding had been required to be made, it being understood that the foregoing does not require any Underwriter to investigate or claim any credit or refund that may be available to it or create any obligation to disclose any information relating to tax matters or any computation or return in respect thereof (other than the fact of the receipt and utilization of any such tax credit, which may be disclosed upon payment of the amount owed to the Company in respect thereof as provided above). Where this Agreement requires any person to reimburse or indemnify another person for any costs, expenses, fees or other amounts to which a reimbursement or indemnity relates, that first person shall reimburse or indemnify (as the case may be) the second person for the full amount of such cost or expense, including such part thereof as represents VAT (including any VAT incurred thereon which, for the avoidance of doubt, shall include any VAT on services provided from legal counsel where any Underwriter is required to self-assess and account for VAT in its role as the recipient of such services), save to the extent that the second person reasonably determines that it is entitled to credit or repayment in respect of such VAT from the relevant tax authority.
SECTION 20.    TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.
SECTION 21.    Counterparts and Electronic Signatures. Counterparts and Electronic Signatures. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement. Electronic signatures complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law will be deemed original signatures for purposes of this Agreement. Transmission by telecopy, electronic mail or other transmission method of an executed counterpart of this Agreement will constitute due and sufficient delivery of such counterpart.
SECTION 22.    Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.
[Signature pages follow]

    If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters and the Company in accordance with its terms.

Very truly yours,

VECTIVBIO HOLDING AG

By
Title:

CONFIRMED AND ACCEPTED,
as of the date first above written:

BOFA SECURITIES, INC.
SVB LEERINK LLC
CREDIT SUISSE SECURITIES (USA) LLC

By:	BOFA SECURITIES, INC.

By:
Authorized Signatory

By:	SVB LEERINK LLC

By:
Authorized Signatory

By:	CREDIT SUISSE SECURITIES (USA) LLC

By:
Authorized Signatory

For themselves and as Representatives of the other Underwriters named in Schedule A hereto.

SCHEDULE A
The initial public offering price per share for the Securities shall be $[ ● ].
The purchase price per share for the Securities to be paid by the several Underwriters shall be $[ ● ], being an amount equal to the initial public offering price set forth above less $[ ● ] per share, subject to adjustment in accordance with Section 2(b) for dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities.

Name of Underwriter	Number of Initial Securities

BofA Securities, Inc.	[●]
SVB Leerink LLC	[●]
Credit Suisse Securities (USA) LLC	[●]
LifeSci Capital LLC	[●]
[ ● ]	[●]
Total	[●]
Sch A-1

SCHEDULE B-1
Pricing Terms
1.    The Company is selling [ ● ] Ordinary Shares.
2.    The Company has granted an option to the Underwriters, severally and not jointly, to purchase up to an additional [ ● ] Ordinary Shares.
3.    The initial public offering price per share for the Securities shall be $[ ● ].
Sch B-1

SCHEDULE B-2
Free Writing Prospectuses
[ ● ]
Sch B-2

SCHEDULE C
List of Persons and Entities Subject to Lock-up
Dr. Luca Santarelli
Dr. Claudia D’Augusta
Dr. Christian Meyer
Kevin Harris
Dr. Alain Bernard
Dr. Sarah Holland
Dr. Thomas Woiwode
Timothy Anderson
Sandip Kapadia
Chahra Louafi
Hans Schikan
Dr. Naveed Siddiqi
Dr. Stephen Squinto
Sch C-1

SCHEDULE D
Written Testing-the-Waters Communications
[ ● ]
Sch D-1

SCHEDULE E
Subsidiaries
VectivBio AG
GlyPharma Therapeutic Inc.
VectivBio Inc.
Sch E-1

[Form of lock-up from directors, officers or other shareholders pursuant to Section 7(l)]
Exhibit A
[ ● ]
Sch E-2

Exhibit B
Form of Press Release
TO BE ISSUED PURSUANT TO SECTION 5(j)
VectivBio Holding AG
[ ● ]
VectivBio Holding AG (the “Company”) announced today that BofA Securities, Inc. and SVB Leerink LLC, lead book-running managers in the Company’s recent public sale of [ ● ] ordinary shares, is [waiving] [releasing] a lock-up restriction with respect to          ordinary shares of the Company held by [certain officers or directors] [an officer or director] of the Company. The [waiver] [release] will take effect on          ,          20          , and the shares may be sold on or after such date.
This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

Exhibit C
SUBSCRIPTION FORM

Zeichnungsschein
Subscription Form
[BofA Securities, Inc.], [address] (Zeichner | Subscriber),
zeichnet unter Bezugnahme auf die Statuten der VectivBio Holding AG, Basel, CHE-289.024.902 (die Gesellschaft) und den Beschluss der ausserordentlichen Generalversammlung vom ___. April 2021 über die ordentliche Kapitalerhöhung der Gesellschaft um maximal CHF _______________________ sowie den Prospekt vom ____. April 2021:
subscribes with reference to the articles of association of VectivBio Holding AG, Basel, CHE-289.024.902 (the Company), and the resolution of the extraordinary general meeting of shareholders held on April ____, 2021 regarding the ordinary capital increase of the Company by up to CHF _______________________ as well as the prospectus dated April ____, 2021:
_______________________ ordentliche Namenaktien der Gesellschaft mit einem Nennwert von je CHF _______ zum Ausgabebetrag von CHF _______ pro Aktie (Gesamtausgabebetrag von CHF _______________________).
_______________________ registered ordinary shares of the Company with a nominal value of CHF _______ each at an issue price of CHF _______ per share (aggregate issue price of CHF _______________________).
Der Zeichner verpflichtet sich hiermit bedingungslos, eine dem Gesamtausgabebetrag entsprechende Einlage zu leisten. Die Einlage erfolgt durch:
The Subscriber herewith undertakes unconditionally to make a contribution corresponding to the aggregate issue price. The contribution is paid by:
Geldeinlage in der Höhe von CHF _______________________ durch Einzahlung auf das von der Gesellschaft bezeichnete Konto.
deposit of funds by cash payment of CHF _______________________ into the account designated by the Company.
Dieser Zeichnungsschein und die darin übernommenen Verpflichtungen sind gültig bis zum 30. April 2021.
This subscription form and the obligations assumed herein are valid until April 30, 2021.
Dieser Zeichnungsschein untersteht materiellem Schweizer Recht ohne Berücksichtigung der kollisionsrechtlichen Bestimmungen des internationalen Privatrechts und unter Ausschluss des Übereinkommens der Vereinten Nationen über Verträge über den internationalen Warenkauf. Ausschliesslicher Gerichtsstand für sämtliche Streitigkeiten aus oder im Zusammenhang mit diesem Zeichnungsschein ist die Stadt Basel, Schweiz.
This subscription form shall be governed by the substantive laws of Switzerland, without regard to the conflicts of law provisions of international private law and excluding the UN Convention on Contracts for the International Sale of Goods. The exclusive place of jurisdiction for any dispute, claim or controversy arising under, out of or in connection with or related to this subscription form shall be the city of Basel, Switzerland.
Wenn dieser Zeichnungsschein bei Durchführung der Kapitalerhöhung nur als handschriftlich oder elektronisch unterschriebene pdf- oder Faxkopie (aber nicht als Original) vorliegt, bevollmächtigt der Zeichner hiermit jedes Mitglied des Verwaltungsrates der Gesellschaft, diesen Zeichnungsschein im Namen des Zeichners auf der Grundlage dieser handschriftlich oder elektronisch unterschriebenen pdf- oder Faxkopie zu unterzeichnen.
If this subscription form is available at completion of the capital increase only as a wet ink or electronically signed pdf or fax copy (but not as an original), the Subscriber hereby authorizes any member of the board of directors of the Company to sign this subscription form on behalf of the Subscriber on the basis of such wet ink or electronically signed pdf or fax copy.
Im Fall von Differenzen zwischen der deutschen und der englischen Fassung dieses Zeichnungsscheins geht die deutsche Fassung vor.
In case of discrepancies between the German and the English version of this subscription form, the German version shall prevail.

[Unterschriftenseite folgt]
[Signature page follows]
_________________________

Datum / date:

[BofA Securities, Inc.]

Name:
Title:
B-4